Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated February 17, 2026 relating to the Class A Common Stock, par value $0.00001, of Hinge Health, Inc. shall be filed on behalf of the undersigned.

COATUE MANAGEMENT, L.L.C. By: /s/ Philippe Laffont
Name: Philippe Laffont
Title: Authorized Signatory

PHILIPPE LAFFONT By: /s/ Philippe Laffont

COATUE GROWTH FUND IV LP By: Coatue Growth Fund IV GP LLC, it general partner By: /s/ Philippe Laffont
Name: Philippe Laffont
Title: Authorized Signatory

COATUE US 70 LLC By: Coatue Management, L.L.C., its investment manager By: /s/ Philippe Laffont
Name: Philippe Laffont
Title: Authorized Signatory